Exhibit 99.1

Lefteris Acquisition Corporation Announces Changes in Leadership

BOSTON, MA,

Lefteris Acquisition Corporation, a Boston-based special purpose acquisition corporation, announced that Jon Isaacson will assume the role of CEO effective September 8, 2022. Isaacson currently is the Chief Financial Officer and Chief Corporate Development Officer. He will add the responsibilities of Chief Executive Officer to his duties.

“Jon has nearly two decades of experience working in the private equity and venture capital industries as both an investor and executive,” said Executive Chairman, Mark Casady. “This experience makes him the natural choice for CEO.”

Prior to his position at Lefteris, Isaacson, served as the Chief Financial Officer of Senseonics, Inc. (NYSE: SENS), a portfolio company of venture capital firm New Enterprise Associates. Prior to joining Senseonics, he served as the Chief Financial Officer of Edelman Financial Services, LLC.

Before joining Edelman Financial Services, he served as a Managing Director for over 14 years at American Capital, Ltd (NASDAQ: ACAS). Mr. Isaacson also held roles at Thayer Capital Partners, L.P., GTCR LLC, McKinsey & Company and Morgan Stanley & Co., LLC.

Karl Roessner, the current CEO, will become Vice Chairman of Lefteris effective immediately and has accepted a new opportunity as Chief Executive Officer of Vestmark, a wealth technology innovation company.

“Karl has been a wonderful leader for our firm. We wish him well in his new role and thank him for his work with us that will continue with his new title,” said Casady.

Lefteris Acquisition Corporation is a special purpose acquisition corporation, made up of a management team that has a deep operational experience working as executives and investors in the financial services industry, including FinTech and wealth management. The team consists of proven leaders that have years of experience identifying and capitalizing on emerging technological and secular trends across the financial services industry and delivering operational strategies designed to improve businesses over the long-term.